Exhibit 3.7
[illegible]
243653
ARTICLES OF INCORPORATION
OF
ARIZONA SALES AND POSTING, INC.
ARTICLE l. NAME. The name of the corporation is ARIZONA SALES AND POSTING, INC. (the “Corporation”).
ARTICLE 2. PURPOSE. The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time.
ARTICLE 3. INITIAL BUSINESS. The initial business of the Corporation shall be publication, posting and sale of deeds of trust in the State of Arizona.
ARTICLE 4. AUTHORIZED CAPITAL. The Corporation shall have authority to issue One Hundred Thousand (100,000) shares of common stock having no par value. The Board of Directors may divide any or all classes into series, and may fix and determine the designations, preferences, privileges, and voting powers, and the restrictions and qualifications thereof, of the shares of each series so established.
ARTICLE 5. STATUTORY AGENT. The name and address of the initial Statutory Agent, a bona fide resident of Arizona for more than three years, is: Mary Wendel, 1725 West Lawrence Lane, Phoenix, Arizona 85021.
ARTICLE 6. BOARD OF DIRECTORS. The initial Board of Directors shall consist of two (2) Directors. The persons who shall serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

Richard S. Love	4136 Naturewood Court Fair Oaks, California 95628

Donna R. Love	4136 Naturewood Court Fair Oaks, California 95628
          Hereafter, the Corporation’s Bylaws shall establish the number of directors.

ARTICLE 7. INCORPORATORS. The incorporators of the Corporation are Richard S. Love and Donna R. Love, whose addresses are set forth in Article 6 hereof.
ARTICLE 8. DIRECTOR LIABILITY. The personal liability of any director of the Corporation to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated to the fullest extent allowed by the General Corporation Law of the State of Arizona, as it may be amended from time to time.
ARTICLE 9. PREEMPTIVE RIGHTS. The holders of the Corporation’s shares shall have preemptive rights to purchase, in proportion to their holdings, any shares of the Corporation hereafter issued or any securities exchangeable for or convertible into such shares or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.
ARTICLE 10. DISTRIBUTIONS FROM CAPITAL SURPLUS. The Board of Directors may, from time to time, distribute a portion of the assets of the Corporation to its shareholders out of the capital surplus of the Corporation, in cash or property.
ARTICLE 11. REPURCHASE OF SHARES. The Board of Directors may cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.
          DATED this 29Th day JUNE, 1992.

/s/ Richard S. Love
Richard S. Love
Incorporator

/s/ Donna R. Love
Donna R. Love
Incorporator

ARIZONA SALES AND POSTING, INC.
Acceptance of Appointment as Statutory Agent
The undersigned, having been designated to act as Statutory Agent for the above-named corporation, hereby consents to act in that capacity until she is removed or she resigns in accordance with applicable law.

/s/ Mary Wendel
Mary Wendel

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address: 1200 West Washington Phoenix, Arizona 85007	Tucson Address: 402 West Congress Tucson, Arizona 85701
CERTIFICATE OF DISCLOSURE
A.R.S. Sections 10-128 & 10-1084

PLEASE SEE REVERSE SIDE	ARIZONA SALES AND POSTING, INC.

EXACT CORPORATE NAME
CHECK APPROPRIATE BOX(ES) A or B
ANSWER “C”
     THE UNDERSIGNED CERTIFY THAT:
A. ☑	No persons serving either by elections or appointment as officers, directors, incorporators and persons controlling, or holding more than 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:
1.	Have been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

2.	Have been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraining the trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

3.	Have been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate where such injunction, judgment, decree or permanent order:
(a)	Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction; or

(b)	Involved the violation of the consumer fraud laws of that jurisdiction; or

(c)	Involved the violation of the antitrust or restraint of trade laws of that jurisdiction.
B. ☐	For any person or persons who have been or are subject to one or more of the statements in items A.1 through A.3 above, the following information MUST be attached:
1.	Full name and prior name(s) used.

2.	Full birth name.

3.	Present home address.

4.	Prior addresses (for immediate preceding 7-year period).

5.	Date and location of birth.

6.	Social Security number.

7.	The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

STATEMENT OF BANKRUPTCY, RECEIVERSHIP OR REVOCATION
A.R.S. Sections 10-128.01 and 10-1083
C.	Has any person serving (a) either by election or appointment as an officer, director, trustee or incorporator of the corporation or, (b) major stockholder possessing or controlling any proprietary, beneficial or membership interest in the corporation, served in any such capacity or held such interest in any corporation which has been placed in bankruptcy or receivership or had its charter revoked? YES ☐ NO ☒
IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1.	Name and address of the corporation.

2.	Full name, including alias and address of each person involved.

3.	State(s) in which the corporation:
(a)	Was incorporated.

(b)	Has transacted business.
4.	Dates of corporate operation.

5.	A description of the bankruptcy, receivership or charter revocation, including the date, court or agency involved and the file or cause number of the case.

Under penalties of law, the undersigned incorporators/Officers declare that we have examined this Certificate, including any attachments, and to the best of our knowledge and belief it is true, correct and complete.

BY	/s/ Richard S. Love	DATE	6-29-92	BY	/s/ Donna R. Love	DATE	7/1/92

	TITLE Incorporator				TITLE Incorporator

BY		DATE		BY		DATE

	TITLE				TITLE
FISCAL DATE: December 31